SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549

                          ____________

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)  February 3, 1998

                               Moog Inc.
______________________________________________________________________
          (Exact Name of Registrant as Specified in Charter)


   New York                     1-5129         16-0757636
(State or Other Jurisdiction   (Commission     (IRS Employer
 of Incorporation)              File Number)    Identification No.)


   East Aurora, NY                                    14052
  (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code (716) 652-2000


                                 NONE
______________________________________________________________________
     (Former Name or Former Address, if Changed Since Last Report)
























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Item 5.  Other Events.

          On February 3, 1998, Moog Inc. issued the attached press release with respect to the completion of its acquisition of Schaeffer Magnetics, Inc., a California corporation and a supplier of motion control devices and systems to the space industry.

Item 7.  Exhibits.

          (99)(i)   Press release.

                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MOOG INC.

                                         MOOG INC.
                                         (Registrant)


Date:  February 4, 1998            By: /S/JOHN B. DRENNING
                                          John B. Drenning
                                          Secretary

                                                  Exhibit (99)(i)

                         Moog Inc. - East Aurora, New York 14052-0018
                         Telephone:  716/652-2000 - Fax:  716/687-4457


MOOG

                Moog Inc. Acquires SCHAEFFER MAGNETICS


EAST AURORA, N.Y. /PRNewswire/ -- MOOG Inc. (Amex: MOG.A and MOG.B) announced today that it has completed the acquisition of SCHAEFFER MAGNETICS, Inc., a leading supplier to the space industry of motion control devices and systems.

SCHAEFFER MAGNETICS, a family-owned company, was founded in 1967 by its Chief Executive Officer, Ernest Schaeffer, and has been dedicated to the space industry from its start. The Company, which employs 150 people in Chatsworth, California, has grown to $20 million in revenue. The products are mainly electromechanical actuators and motion control systems for the positioning of solar panels, antennae and optical devices in satellite and space vehicles.

"SCHAEFFER MAGNETICS is known for its technical excellence and its superior customer service and support," said Robert T. Brady, Chairman and CEO of MOOG Inc. "We intend to operate the Company so that those qualities are maintained at their highest level. The Company will remain in its present location and we will keep its staff intact.
Mr. Schaeffer has entered into a long term consulting agreement.
Jay Hennig, formerly Director of Sales and Programs for Moog's Space Products Division, will be the General Manager of this new division."

"This acquisition gives us more integration in the commercial satellite business," said Mr. Brady, "and will be an excellent complement to our existing product line. MOOG'S Satellite and Launch Vehicle business provided approximately 14% of our $456 million revenues in fiscal '97 and has been growing at nearly 15% per year since 1995. SCHAEFFER'S growth in this field has been over 27% per year for the same period. We expect that it will be immediately accretive to earnings."

Moog Inc. is a worldwide manufacturer of high performance controls used on commercial and military aircraft, satellites and space vehicles and industrial applications.

SOURCE Moog Inc.                   02/03/98
/CONTACT:  Susan Johnson of Moog, 716-687-4225/
 (MOG.A MOG.B)










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